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                  AREA BANCSHARES CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 11
              STATEMENT RE COMPUTATION OF EARNINGS PER COMMON SHARE


                                                              Three Months Ended June 30           Six Months Ended June 30
                                                                 1998             1997              1998              1997
                                                              ----------       ----------       -----------       -----------
Shares of common stock, beginning                             15,630,802       15,493,879        15,576,916        15,514,222
Shares of common stock, ending                                15,638,516       15,520,375        15,638,516        15,520,375

Computation of weighted average number of common and common equivalent shares:

Common shares outstanding at the beginning
     of the period                                            15,630,802       15,493,879        15,576,916        15,514,222

Weighted average number of shares issued                           4,685           12,807            47,482            15,629

Weighted average number of shares redeemed                             0              901                 0             4,686

Weighted average of common stock equivalent
     attributable to stock options granted, computed
     under the treasury stock method                             285,182          287,207           280,795           286,420
                                                              ----------       ----------       -----------       -----------

Weighted average number of common and common
     equivalent shares (note 3)                               15,920,669       15,792,992        15,905,193        15,811,585
                                                              ==========       ==========        ==========        ==========

Earnings and earnings per common and common equivalent shares (note 3):

Net Income                                                    $6,887,000       $5,552,000       $12,758,000       $10,772,000

Earnings per common share-basic                                    $0.44            $0.36             $0.82             $0.69
                         -diluted                                  $0.43            $0.35             $0.80             $0.68

Dividends per share                                               $0.035            $0.03             $0.07             $0.06
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